                                                                      EXHIBIT 24

                             CERTIFIED RESOLUTION OF

                               BOARD OF DIRECTORS

      I, Nancy V. Van Allen, Senior Assistant Secretary of Merck & Co., Inc., a Corporation duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true copy of a resolution adopted on November 23, 1999, at a meeting of the Directors of said Corporation held in the City of Whitehouse Station, State of New Jersey, duly called in accordance with the provisions of the By-Laws of said Corporation, and at which a quorum of Directors was present:

            RESOLVED, that the SIBIA Neurosciences, Inc. 1981 Employee Stock Option Plan; SIBIA Neurosciences, Inc. 1992 Stock Option and Restricted Stock Plan; SIBIA Neurosciences, Inc. 1996 Equity Incentive Plan; SIBIA Neurosciences, Inc. 1996 Non-Employee Directors' Stock Option Plan; and SIBIA Neurosciences, Inc. Management Change-of-Control Plan (collectively, the "Option Plans") are hereby adopted in the forms presented to this meeting; provided, however, that such approval is subject to and contingent upon each such Option Plan being amended to provide (i) that such plan be administered and amended by the Compensation and Benefits Committee of the Board of Directors of Merck & Co., Inc. with respect to persons subject to Section 16(b) of the Securities Exchange Act of 1934;
      (ii) that such plan be administered and amended with respect to persons who are not subject to Section 16(b) of the Securities Exchange Act of 1934 by the Chief Executive Officer of Merck & Co., Inc. (the "Company");
      (iii) that the Chief Executive Officer of the Company may delegate such administration and right to amend to those persons that he or she deems appropriate; and (iv) that no option may be granted under such plan to any person on or after the date hereof;

             RESOLVED, that the proper officers of the Company are hereby authorized and directed on behalf of the Company to prepare, execute and file with the Securities and Exchange Commission (the "SEC") Registration Statements and any and all amendments thereto, and any and all exhibits and other documents relating thereto or required by law or regulation in connection therewith, for the registration under the Securities Act of 1933 of the shares of Common Stock of the Company which may be purchased under the Option Plans;

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

             RESOLVED, that Celia A. Colbert is hereby appointed and designated the person duly authorized to receive communication and notices from the SEC with respect to such Registration Statements or any amendments thereto and as agent for service of process;

             RESOLVED, that each officer, director or employee of the Company who may be required to execute such Registration Statements or any amendments thereto (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or on behalf of the Option Plans, or otherwise), is hereby authorized to execute a power of attorney appointing Celia A. Colbert and Kenneth C. Frazier, and each of them severally, his or her true and lawful attorney or attorneys to execute in his or her name, place and stead (in any such capacity) such Registration Statements and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the SEC, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers, directors and employees, or any of them, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer, director or employee might or could do in person;

             RESOLVED, that the proper officers of the Company are hereby authorized and directed to arrange with the New York Stock Exchange and the Philadelphia Stock Exchange for the listing of the additional shares of the Common Stock of the Company to be issued in connection with the Option Plans; and

             RESOLVED, that the proper officers of the Company, with the advice of counsel, are hereby authorized to take any action and to execute and deliver any letters, documents, agreements or other instruments as they deem necessary, appropriate or desirable to carry out the purposes and intents of this Special Resolution.

      IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Corporation this 29th day of November, 1999.

                                 By:   /s/ Nancy V. Van Allen
                                       ----------------------------
                                       Nancy V. Van Allen
                                       Senior Assistant Secretary

      [Corporate Seal]


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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

       Each of the undersigned does hereby appoint CELIA A. COLBERT and KENNETH
C. FRAZIER, and each of them severally, to be his or her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc., or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) Registration Statements in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. which may be issued pursuant to the plans covered by this Registration Statement, including amendments thereto and all other documents in connection therewith.

       IN WITNESS WHEREOF, this instrument has been duly executed as of the 23rd day of November, 1999.

                                       MERCK & CO., INC.

                                 By:   /s/ Raymond V. Gilmartin
                                       -----------------------------------
                                       Raymond V. Gilmartin
                                       Chairman of the Board, President
                                       & Chief Executive Officer

                                       /s/ Judy C. Lewent
                                       -----------------------------------
                                       Judy C. Lewent
                                       Senior Vice President & Chief
                                       Financial Officer
                                       (Principal Financial Officer)

                                       /s/ Richard C. Henriques, Jr.
                                       -----------------------------------
                                       Richard C. Henriques, Jr.
                                       Vice President, Controller
                                       (Principal Accounting Officer)


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                                    DIRECTORS

      /s/ H. Brewster Atwater, Jr.              /s/ Charles E. Exley, Jr.
      ------------------------------            ----------------------------
      H. Brewster Atwater, Jr.                  Charles E. Exley, Jr.

      /s/ Derek Birkin                          /s/ William N. Kelley
      ------------------------------            ----------------------------
      Derek Birkin                              William N. Kelley

      /s/ Lawrence A. Bossidy                   /s/ Edward M. Scolnick
      ------------------------------            ----------------------------
      Lawrence A. Bossidy                       Edward M. Scolnick

      /s/ William G. Bowen                      /s/ Samuel O. Thier
      ------------------------------            ----------------------------
      William G. Bowen                          Samuel O. Thier

      /s/ Johnnetta B. Cole                     /s/ Dennis Weatherstone
      ------------------------------            ----------------------------
      Johnnetta B. Cole                         Dennis Weatherstone

      /s/ Carolyne K. Davis
      ------------------------------
      Carolyne K. Davis

      /s/ Lloyd C. Elam
      ------------------------------
      Lloyd C. Elam


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